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                                  EXHIBIT 5.1

                        [Cooley Godward LLP Letterhead]


February 15, 2000

FirstWorld Communications, Inc.
8390 E. Crescent Parkway
Suite 300
Greenwood Village, Colorado 80111


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by FirstWorld Communications, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), including a prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended, and the underwritten public offering of up to 11,500,000 shares of the Company's Series B Common Stock, $.0001 par value (the "Shares"), which amount includes 1,500,000 shares for which the underwriters have been granted an over-allotment option.

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus; (ii) reviewed the Company's Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment were necessary or appropriate to enable us to render the opinion expressed below; and (iii) assumed that the Shares to be sold to the underwriters by the Company will be sold at a price established by the Board of Directors of the Company or the Pricing Committee thereof in accordance with Section 153 of the Delaware General Corporation Law. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.
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                        [Cooley Godward LLP Letterhead]

FirstWorld Communications, Inc.
February 11, 2000
Page Two

We consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley Godward LLP

/s/ Michael L. Platt
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Michael L. Platt